CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-176567, No. 333-159709, No. 333-125122, No. 333-116976, No. 333-190257 and No. 333-204934 on Form S-8 of our reports dated March 2, 2016 (March 16, 2017 as to the effects of the 2016 immaterial error correction related to foreign exchange revenue disclosed in Note 15 to the consolidated financial statements; March 16, 2018 as to the effects of the 2017 immaterial error correction related to the pension plan disclosed in Note 15 to the consolidated financial statements and the adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, discussed in Note 2 to the consolidated financial statements) relating to the consolidated financial statements of MoneyGram International, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of MoneyGram International, Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 16, 2018